Exhibit 23.1

CONSENT OF CAWLEY, GILLESPIE & ASSOCIATES, INC.

June 1, 2021

Permian Basin Royalty Trust

Simmons Bank

2911 Turtle Creek Boulevard, Suite 850

Dallas, Texas 75219

Gentlemen:

Cawley, Gillespie & Associates, Inc., hereby consents to the inclusion of the reserve reports dated February 2, 2021 in the Form 8-K filed by Permian Basin Royalty Trust with the Securities and Exchange Commission on the date hereof.

Submitted,

/s/ Cawley, Gillespie & Associates, Inc.
Cawley, Gillespie & Associates, Inc.
Texas Registered Engineering Firm F-693